UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): February 1, 2015

FORCE PROTECTION VIDEO EQUIPMENT CORP.

F/K/a Enhance-Your-Reputation.com, Inc.

 (Exact name of registrant as specified in its charter)

Florida	333-174404	45-144-3512
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

103 Kingussie Court Cary, NC 27511
(Address of principal executive offices)

(919) 780-7897
(Registrant’s telephone number, including area code)

15000 Portofino Circle Unit 122 Palm Beach Gardens, FL 33418
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

o         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

o         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.01

CHANGES IN CONTROL OF REGISTRANT

Effective February 1, 2015 Douglas Ward sold his 10,000,000 shares of the Company’s common stock to Paul Feldman.    As a result of the transfer, Mr. Feldman now owns 55.11% of our issued and outstanding common stock.

Item 5.02

DEPARTURE OF DIRECTOS OR CERTAIN OFFICERS, ELECTION FO DIRECOTRS; APPOINTMENT OF CERTAIN OFFICERS,

Effective February 1, 2015 Douglas Ward resigned his positions as President, Secretary, Director and Chief Executive Officer of the Company.   At the time of the resignation, there was no disagreement between Mr. Ward and the Registrant and the resignation was solely for personal reasons.

Effective February 1, 2015 Paul Feldman was added as a Director of the Registrant pending the next annual meeting of the election of directors.  In addition, he was appointed President, Secretary and Chief Financial Officer of the Registrant.

From  October 2011 to January 29, 2015, Mr. Feldman served as President of Cobra Xtreme Video, Inc. sold video cameras to consumers and had sales in excess of $300,000 Prior to that, Mr. Feldman had  been an officer and director of a publicly traded company.  From 2001 through August 2009, Mr. Feldman served as President and a Director of Law Enforcement Associates, Inc. (LEA) whose common stock was previously listed on the OTCBB and the American Stock Exchange.  LEA was in the business of manufacturing surveillance products and audio intelligent devices which were sold to the military and law enforcement.  In his last year at LEA, Mr. Feldman helped LEA increase its net sales to over $6,700,000. In addition, Mr. Feldman was a named inventor on multiple patents relating to video surveillance.

Item 8.01

OTHER EVENTS

Effective February 1, 2015, the Company amended its Articles of Incorporation to change its name to Force Protection Video Equipment Corp. and changed its address to 103 Kingussie Court, Cary, NC 27511 and changed its phone number to (919) 780-7897.  In conjunction with the change of control and name change, the Company has decided to focus on the sale of mini body video cameras to primarily to law enforcement agencies. The Company intends to purchase the cameras from a manufacturer in China and distribute them to law enforcement agencies by direct contact through Mr. Feldman who has 30 years of marketing experience to law enforcement. Mr. Feldman will devote his full time to the Company. It will also sell its cameras on its newly designed web  site: http://forceprovideo.com/ which is under construction.

The Company is also in the process of finalizing an Issuer Company-Related Action Notification Form which it intends to file with FINRA as soon as reasonably possible. In that Form, the Company will  be notifying FINRA of the change of control, name change and will be requesting a symbol change to one of the following: FPVE, FPVC or FPVV.

Item 9.01 Exhibits

a.

Form of Amended Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        Force Protection Video Equipment Corp.

f/k/a Enhance-Your-Reputation.com, Inc.
(Registrant)

By:	/s/ Paul Feldman
Paul Feldman, President

Dated: February 3, 2015

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